UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2007

COVIDIEN LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518045
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

011-33259

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of principal executive offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On October 11, 2007, the Company’s management concluded that a non-cash charge was required for the impairment of a non-amortizable trademark associated with its Imaging Solutions segment. The impairment is due to a shift in branding strategy that will result in discontinuing the use of the trademark. Currently, the Company estimates that it will record a pre-tax charge of approximately $33 million in the fourth quarter of fiscal 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and Corporate Controller

Date: October 15, 2007

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